Exhibit 10.1

A D D E N D U M

THIS ADDENDUM, made this 22nd day of April 2014 (“Addendum”), by and among Tangiers Investors LP ("Tangiers", or “Investor”), and North Bay Resources Inc. ("North Bay", or the “Company”), to that certain Tangiers Convertible Promissory Note Agreement dated June 19, 2012  (the “Note Agreement”), by and among  the Parties. Terms not defined otherwise herein shall have the meanings ascribed to them in the Note Agreement.

WHEREAS, pursuant to the Note Agreement, North Bay and Tangiers agreed to a Convertible Promissory Note on the terms and conditions set forth therein.

WHEREAS, the Parties desire to enter into this Addendum to supplement and clarify the terms and conditions of the Note Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties jointly and severally agree to the following:

1. Amendment.

1.1 The “Conversion Price”

The unnumbered provision in the Note Agreement pertaining to “Conversion Price” is hereby amended and restated in its entirety as set forth below:

The “Conversion Price” shall be the following price:
As applied to the Conversion Formula set forth in
2.2, $0.02; as applies to North Bay Resources Inc.
voting common stock.

2. General Provisions.

2.1 Except as defined herein, all defined terms used herein shall have the meaning set forth in the Note Agreement

2.2 The captions to the paragraphs/sections in this Amendment are not a part of this Amendment or the Note Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

2.3 This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.4 Company and Investor confirm and acknowledge that the Note Agreement is in full force and effect, that there have been no uncured events of breach to date, and that each represents and warrants to the other that they are in material compliance with the Note Agreement. Except for the changes made by this Amendment to the Note Agreement, the Note Agreement remains in full force and effect without modification. All references to the Agreement in the Note Agreement mean the Note Agreement as amended hereby.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum to the Note Agreement as of this 22nd day of April, 2014.

Tangiers Investors, LP

By:    /s Michael Sobeck
Name: Michael Sobeck
Title:   General Partner

North Bay Resources Inc.

By:    /s/ Perry Leopold
Name: Perry Leopold
Title:   CEO